Exhibit 6.83

REAL ESTATE PURCHASE CONTRACT

Date: 11/7/2023

[illegible]
Listing Agent / Listing Company

270-776-6566
License # / Phone Number / e-mail Address

[illegible]
Selling Agent / Selling Company

280811 800-331-0646 [illegible]
License # / Phone Number / e-mail Address

Purchaser(s) agrees to purchase the following property in [illegible] (County) and near ____________ (City), Kentucky, with all improvements thereon, appurtenances there unto belonging and known as [illegible]

(Address and/or description of property), MLS# RA20234304, and pay the purchase price of ($ 269,900.00) Two Hundred and Sixty Nine Thousand Dollars.

1. PURCHASE PRICE: The purchase price is payable as follows:

$____________ Earnest Deposit
$____________ Additional Cash on Closing
$____________ Cash by Obtaining Mortgage (See Paragraph #2 Below)
$ Cash Other
$ 269,900.00 TOTAL PURCHASE PRICE ☐ **SEE COUNTER OFFER $** ____________ (if applicable)

2. MORTGAGE: Within ________ Days of Acceptance of the Contract, Purchaser(s) agrees to apply for and use their best effort to obtain approval for a mortgage loan on the property in the amount of $__________ not to exceed an interest rate of ________% for a term of__________with monthly payments not to exceed $__________, principal and interest only. Purchaser(s) shall pay all loan costs except as set forth in Paragraph 3 below or elsewhere in this contract. Purchaser(s) shall have ________ days (30 Days if none stated) {Financing Contingency Period} from acceptance to determine if Purchaser(s) has ability to obtain a mortgage Loan. If Purchaser(s) does not have the ability to obtain the Loan described below, Purchaser(s) shall cause a letter from the lender denying the Loan to be delivered to the Seller(s) or Seller(s) representative prior to the end of the Financing Period. Except as provided below, this Real Estate Purchase Contract shall terminate without penalty to Purchaser(s) if the above described letter is delivered to Seller(s) within the Financing Contingency Period. Upon termination, Purchaser(s) and Seller(s) agree to sign the Mutual Release of Contract Claims and Purchaser(s) shall retain their earnest money deposit. After the Financing Contingency Period, in the event the Purchaser(s) is unable to obtain a Loan based upon the terms above or is unable to obtain other financing, Purchaser(s) and Seller(s) agree to sign the Mutual Release of Contract Claims and Purchaser(s) agrees to forfeit the earnest money deposit to the Seller(s) without delay. In the event the Purchaser(s) has not signed a Mutual Release of Contract Claims agreement within 5 Business days of the expiration of the Real Estate Purchase Contract, the Real Estate Purchase Contract shall be deemed terminated by performance. The broker may then initiate the Release Process pursuant to Section 24 of this contract. Purchaser(s) additionally agrees to Indemnify, Hold Harmless from Liability, and Release Listing Company and any agent thereof and Selling Company and any agent thereof from any past or future obligations concerning the above stated purchase contract.

3. GOVERNMENT FINANCING ONLY: Purchaser(s) intends to apply for a government loan (please check) ☐FHA ☐ KHC ☐ VA ☐ USDA The parties acknowledge that there may be certain closing costs which FHA and VA will not allow Purchaser(s) to pay in conjunction with any government loan. Additional Addendum to be provided by Lender.

4. Appraisal (Select either 1 or 2 below), the sections not checked are not a part of this Agreement:

☐ 1. This Agreement **IS NOT** contingent upon the appraised value either equaling or exceeding the agreed upon Purchase Price.

☑ 2. This Agreement **IS CONTINGENT** upon the appraised value either equaling or exceeding the agreed upon Purchase Price. If this is a cash transaction; all parties shall mutually agree on a KY licensed appraiser. If appraised value is equal to or exceeds Purchase Price, this contingency is satisfied. If the appraised value of the Property does not equal or exceed the Purchase Price, Purchaser(s) may terminate this Agreement by providing written notice to the Seller(s) and providing written proof of the same (for example, this written proof could include, but is not limited to, a copy of appraisal or a signed letter from Lender). Upon termination, Purchaser(s) and Seller(s) agree to sign the Mutual Release of

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Contract Claims and Purchaser(s) shall be entitled to refund of the Earnest Money. If either Purchaser(s) or Seller(s) does not sign the Mutual Release of Contract Claims, this contract shall be terminated by performance and the Broker may initiate the Release Process, pursuant to Section 24 of this contract, with the earnest money deposit to be released to Purchaser(s).

TIME IS OF THE ESSENCE IN THIS CONTRACT. FAILURE TO PERFORM BY THE TIME SPECIFIED COULD BE A MATERIAL BREACH OF THIS PURCHASE CONTRACT.

5. CLOSING: This transaction will be closed on ___30 Days From Execution (See addendum)___ or earlier if the parties mutually agree.

6. POSSESSION (CHECK CHOICE): ☒ Possession of property is to be given with deed simultaneously with closing, **OR** ☐ ________ days before/after closing at________________ ☐ a.m. ☐ p.m. with all keys provided and property ready for occupancy as agreed per this Real Estate Contract. If applicable, this contract shall be subject to a pre-closing or post-closing occupancy agreement.

7. WOOD INFESTATION REPORT: Under the direction and expense of the Purchaser(s), Purchaser(s) may secure a written wood infestation report of the improvements on the premises by a pesticide applicator licensed in Kentucky, within ___20___ days (20 if none stated) except for new construction which the Seller(s) will provide a termite pre-treatment certification. If the expert reveals damage or infestation by termites or other "wood destroying insects" then the necessary treatment and/or corrective work shall be done under the direction and expense of the Seller(s) so long as said expense does not exceed $____________________, and if it does exceed said amount the Seller(s), at its option, may pay the higher amount or rescind and cancel this contract.

8. INSPECTIONS AND REPAIR REQUEST: Purchaser(s) hereby acknowledges that they have been advised by their real estate agent that Purchaser(s) at Purchaser(s) expense, has the right to obtain Licensed Professional Comprehensive Inspection services on the property including but not limited to home inspection, radon inspection, mold inspection, lead based paint inspection, pool and spa inspection, and/or septic inspection. Seller(s) shall cause all utility services and mechanicals to be operational so that Purchaser(s) may complete all inspections and tests under this agreement. Purchaser(s) hereby agrees to indemnify, defend, and hold Seller(s) harmless from and against all liability and cost for damage to the property or injury to persons on the property caused by Purchaser(s), their inspectors, agents and/or representatives in performing said inspections under this paragraph. **PURCHASER(S) WAIVES ANY OBJECTIONS TO MATTERS OF PURELY COSMETIC NATURE OR BUILDING CODE DISCLOSED BY INSPECTION UNLESS REQUIRED TO DO SO BY GOVERNMENTAL AUTHORITIES OR AS NECESSARY FOR LENDING APPROVAL. ANY DEFECT, DISCLOSED IN WRITING PRIOR TO ANY INSPECTION BY THIRD PARTIES, SHALL NOT BE BASIS FOR AN OBJECTION AND TERMINATION BY PURCHASER UNDER THIS PARAGRAPH.**

Purchaser(s) is subject to either Sections A or B below. **YOU MUST INITIAL EITHER SECTION A OR B AND ONLY THE SECTION INITIALED APPLIES AS A CONTINGENCY IN THIS CONTRACT.**

(A) ☐ Property Sold "AS IS"; ____ PURCHASER(S) initials/date/time

Purchaser(s) accepts the Property in its present condition. All parties acknowledge that the Property is being sold "AS IS" with any and all faults. Seller(s) will make the property reasonably available for inspection, but Seller(s) will have no obligations to repairs or replacements noted in any Inspection(s) unless otherwise specified in this agreement. Such repairs or replacements are the sole responsibility of the Purchaser(s):

OR

(B) ☒ Property Sold with Inspections ____ PURCHASER(S) initials/date/time

Purchaser(s) and/or their inspectors shall have the right to enter all structures on the Property, for the purpose of making inspections and/or tests including but not limited to the following items: all appliances, the plumbing systems (including but not limited to spa/whirlpool tub, hot tub, sauna, swimming pools, irrigation system), heating and air conditioning systems, electrical systems (including but not limited to smoke, fire, security system), sewage disposal systems, wells, fireplaces (including but not limited to gas starters and/or logs), environmental issues (including but not limited to asbestos, radon gas and mold), synthetic stucco (EIFS), cracked window panes and/or broken seals, structural defects, interior water intrusion(s), standing water within foundation and/or basement, and the roof and decking for visible leaks.

Purchaser(s) shall, within ___14___ days (10 days if none stated) from Acceptance Date, make such inspections described herein AND by written notice to Seller(s), either:

(1) Accept the Property in its present condition; **OR**

(2) Furnish Seller(s) a copy of ALL Reports and an ITEMIZATION OF ANY MATTERS IN WRITING (REIS Inspections Form preferred) which the Purchaser(s) requests to be repaired, replaced, remedied, remediated, removed and/or treated. Hereinbelow known as <u>repairs</u>.

Seller(s) shall by written notice, within ___5___ days (5 days if none stated) from receipt of notice of requirements from Purchaser(s), either:

(1) Accept the Purchaser(s) repair proposal and agree to make said repairs; **OR**

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Purchaser/Date/Time Seller/Date/Time

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Purchaser/Date/Time Seller/Date/Time

(2) Submit to Purchaser(s) a repair counterproposal.

Purchaser(s) shall by written notice, within 5 days (5 days if none stated) of receipt of Seller(s) repair proposal, either:

(1) Accept Seller(s) counter repair proposal; **OR**
(2) Make a Counter Repair Proposal to Seller(s); **OR**
(3) Terminate this agreement and Purchaser(s) and Seller(s) shall sign the Mutual Release of Contract Claims agreement with all Earnest Money to be refunded to the Purchaser(s). In the event the Seller(s) refuse to sign the Mutual Release of Contract Claims agreement, Broker may initiate the Release Process pursuant to Section 24 of this contract.

ALL REPAIRS IN THIS SECTION ARE TO BE COMPLETED AT LEAST 2 DAYS PRIOR TO CLOSING UNLESS STATED ELSEWHERE IN THIS CONTRACT OR AGREED UPON BY THE PURCHASER(S) AND SELLER(S). ONCE REPAIRS ARE COMPLETED BY SELLER(S), PURCHASER(S) MAY HAVE THE REPAIRS RE-INSPECTED BY THE INSPECTOR(S) WHO SUMBITTED THE ORIGINAL REPORTS TO VERIFY REPAIRS WERE MADE AS AGREED.

IN THE EVENT INSPECTIONS AND REPAIR REQUESTS ARE NOT COMPLETED IN THE TIME AGREED UPON ABOVE, PURCHASER(S) SHALL AUTOMATICALLY WAIVE ALL INSPECTIONS, RELY SOLELY ON THE PURCHASER(S) EXAMINATIONS OF THE PROPERTY, AND RELEASE SELLER(S) AND BROKER(S) FROM ALL LIABLITY FOR ANY DEFECT OR DEFICIENCY WHICH COULD HAVE BEEN DISCOVERED BY INSPECTION. THIS WAIVER SHALL SURVIVE THE CLOSING.

Purchaser(s) has received a copy and understands the content of the "Disclosure of Information and Acknowledgement Lead Based Paint and/or Lead Based Paint Hazards" containing the Lead Warnings Statement and such disclosure is hereby incorporated by reference for homes constructed before 1978.

Purchaser(s) is hereby advised that mold and/or other microscopic organisms may exist in or around property and mold may have the potential to cause health effects. The risks and effects of mold, if any, can only be determined by a qualified Mold Inspector or Environmental Engineer. Purchaser(s) hereby agrees to hold the Real Estate Brokers, Agents and Seller(s) harmless from any liability pertaining to the presence of mold as Purchaser(s) has been afforded the opportunity to hire a Mold Inspector.

Should Purchaser(s) desire a radon inspection, Purchaser(s) shall require a test to be completed by a certified Radon Inspection Technician using a 48 Hour Digital Testing device as licensed by Federal, State and Local governments. Additionally Purchaser(s) should review the EPA Guidelines for radon testing and mitigation (also see EPA pamphlet "Home Buyers and Seller(s) Guide to Radon"). It is specifically agreed by the parties that the presence of more than 4.0 (pC1/L) shall require Seller(s) to take reasonable steps to reduce the concentration of radon to 3.99 (pC1/L or less). If Seller(s) is unwilling or unable to obtain said reduction, Purchaser(s) may void this contract and be relieved from any further duties hereunder. Purchaser(s) shall be bound to perform under this contract so long as the radon level is 3.99 (pC1/L or less).

REAL ESTATE BROKERS AND AGENTS ARE NOT QUALIFIED TO INSPECT PROPERTY FOR ENVIRONMENTAL, STRUCTURAL, OR MECHANICAL PROBLEMS OR MAKE RECOMMENDATIONS OR DETERMINATIONS CONCERNING POSSIBLE TREATMENT OF ADVERSE CONDITIONS. PURCHASER(S) SHOULD CONDUCT THEIR OWN DUE DILIGENCE REGARDING THIS MATTER, PRIOR TO CLOSING USING APPROPRIATE QUALIFIED EXPERTS, AND TAKE ALL ACTIONS NECESSARY TO ASSURE THEIR OWN HEALTH AND SAFETY.

9. FINAL INSPECTION: Purchaser(s) shall have the right to conduct a final walk thru inspection of the property prior to closing only to confirm that the property is the same or better condition as it was on the Real Estate Purchase Contract acceptance date, normal wear and tear excepted.

10. BASE COMMISSION: In addition to any and all sums which may be due and payable by the Real Estate Purchase Contract, Purchaser(s) shall pay to Selling Company a base commission rate of $ N/A. This base commission shall be due and payable at closing.

11. DEED: At the closing, upon the Purchase Price being paid as provided in Paragraph 1 hereof, Seller(s) shall deliver to Purchaser(s) a good and sufficient GENERAL WARRANTY DEED, unless specifically stated elsewhere in this contract conveying the real estate to Purchaser(s) with a marketable title, with the usual covenants such as any title company will insure, except easements of record and all restriction as to the use and improvement of the property of record and any restrictions imposed by the Planning and Zoning Commission. Should the title to said property appear defective, the Purchaser(s) herein shall extend to the Seller(s) 10 days (10 days if none stated) in which to clarify same at the cost of Seller(s). Seller(s) shall pay deed tax and preparation of deed. Purchaser(s) shall pay opinion of title and all closing fees unless otherwise stated in the contract. All real estate taxes and assessments payable in the year of conveyance shall be prorated between Purchaser(s) and Seller(s), as of date of closing. Purchaser(s) and Seller(s) agree that Blueprint Title (Closing Agency) shall prepare deed, opinion of title/title commitment, any necessary mortgage loan documents, and other legal documents and supervise the closing. In the event the lender does not approve the Closing Agency listed above, purchaser(s) may choose a Closing Agency from the Lender's List and the Purchaser(s) shall be responsible for all fees charged by said entity unless otherwise stated in the contract.

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12. TITLE INSURANCE: Title insurance is designed to indemnify the policyholder of such title insurance losses caused by defects in title to the Real Estate that are in existence on the date of the policy of title insurance is issued. Title insurance is different from property insurance. Purchaser(s) is encouraged to inquire about the benefits of title insurance for their benefit from a title insurance agency or other title insurance provider. An owner's policy of title insurance is recommended but not required. Lenders Title insurance purchased through loan closing is often not for the benefit of the Purchaser(s).

13. HOMEOWNER'S INSURANCE: This contract is contingent on Purchaser(s) ability to obtain homeowner/hazard insurance for the property described herein above. If within 10 days (10 if none stated) after "Acceptance Deadline", Purchaser(s) does not deliver to Seller(s) or Seller(s) broker a written notice from multiple insurance companies of Purchaser(s) inability to obtain homeowner/hazard insurance on the property, this condition shall be deemed waived.

14. HOMEOWNERS WARRANTY: A homeowner's warranty is designed to provide Purchaser(s) and Seller(s) coverage for unexpected repair or replacement costs to certain systems within the residence but not limited to the plumbing system, hot water heat system, and electrical system. The Purchaser(s) is encouraged to inquire about the benefits of the home warranty for their benefit. ☐ Purchaser ☒ Seller shall provide a Home Protection Plan administered by [illegible] not to exceed $________. To be arranged by ☒ Listing Agent ☐ Selling Agent. **IF NONE SELECTED, HOME WARRANTY IS WAIVED.**

15. LEASES AND RENTS, IF ANY: (CHECK CHOICE):

☐ Subject to additional occupancy agreement. All leases, if any, shall be assigned to Purchaser(s), all advance rental collections, if any, shall be prorated and all security deposits shall be transferred to Purchaser(s) at date of deed unless otherwise agreed upon in this contract

OR

☐ Seller(s) warrants that no valid leases are or shall be in effect as of the date of closing on this property. Rent security deposits, advance rents, and interest on these accounts, if applicable, shall be transferred at no cost to the Purchaser(s) at closing.

16. RISK OF LOSS OR DAMAGE: All risk of loss or damage to the property by fire, windstorm, casualty, or other cause remains with the Seller(s) until conveyance of title. If property is so damaged or destroyed, this contract can be made null and void at the option of the Purchaser(s) and earnest money returned to Purchaser(s) upon the Purchaser(s) and Seller(s) signing the Mutual Release of Contract Claims agreement. If the Mutual Release of Contract Claims agreement is not signed after this contract has been made null and void by the Purchaser(s), this contract shall be deemed terminated by performance and the broker may initiate the Release Process pursuant to Section 24 of this contract. As of conveyance of title, the risk of loss rest with the Purchaser(s).

17. MAINTENANCE: Until delivery of deed or possession is given to Purchaser(s), Seller(s) agrees to maintain any heating, cooling, plumbing, and electrical systems, any remaining appliances, equipment, roof, and to maintain the property, including the grounds in its current condition. Seller(s) further warrants that there presently exists no latent defects known to Seller(s) which would materially impair the fitness of the Property for is intended use except:________

18. ADDITIONAL ITEMS INCLUDED: The term "real estate" shall include all attached fixtures and accessories which are currently located on the property together with window and door screens, storm sash, window shades and blinds, shutters, curtain rods and traverse rods, affixed wall to wall carpeting, towel racks and bars, television antenna, satellite dish, television mounting brackets, light fixtures, attached bookshelves, mailbox, attached mirrors, landscaping, alarm systems, garage door opener(s) and/or remote(s), gas logs, plus all articles so attached or built in, which, if removed would leave the premises in a damaged, incomplete or unfinished condition. Additionally, the following specific items also remain with the real property at no additional value to the Purchaser **(List All Appliances Specifically / Include Prorated Items i.e. Propane Gas, Heating Oil):**

19. OTHER PROVISIONS AND/OR CONTINGENCIES: If applicable, see Additional Conditions and/or Addendum to Real Estate Purchase Contract

Addendum Attached

Seller Agrees to $10,000 buyer credit at closing

20. REIS DATA: Seller(s) and Purchaser(s) authorize the Broker to disclose this sales information to various Internet services and/or Real Estate Information Services, Inc., (REIS) the multiple list entity for the REALTOR® Association Southern Kentucky, Inc. and further authorize REIS to report this sales information to other REIS participants, affiliates and to those governmental agencies authorized to receive REIS information. Although the information of the REIS Data Sheet, Computer Printout and Internet is believed to be accurate, said information is not

Initials __ 11/7/2023 Purchaser/Date/Time | Initials ____ Seller/Date/Time

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guaranteed to be correct and is not relied upon by the Purchaser(s) herein, and neither the Seller(s) nor Seller(s) Broker make any representation or warranties, expressed or implied, as to the accuracy of the information.

21. AGENCY REPRESENTATION: Purchaser(s) acknowledges receipt of the Agency Disclosure Statement for Purchaser(s), as required by 201 KAR 11:40, indicating that the listing agency is representing the Seller(s) in this transaction and in the case of the same agency assisting the Purchaser(s), then dual agency is acknowledged and agreed upon, per Agency Disclosure Statements signed by Purchaser(s).

22. SELLER'S PROPERTY DISCLOSURE: Purchaser(s) acknowledges that he/she/they have received and read the Seller(s) Property Disclosure Form (required by state law for single family residential dwellings and single family new construction without a written warranty) prior to signing this Offer to Purchase contract. Purchaser(s) further acknowledges that he/she/they understand its contents. Said form is incorporated into this contract by reference, if applicable. As required under KRS 324.360 & 201 KAR 11:350

23. ENTIRE REAL ESTATE PURCHASE CONTRACT: The parties to this contract have read its entire contents and acknowledge receipt of a copy. It is agreed that all terms and conditions pertinent hereto are included in this writing, and no verbal agreements or understandings of any kind shall be binding upon the parties. The Purchaser(s) has examined the property purchased, have received a copy of the Property Disclosure Statement, have thoroughly acquainted themselves with its condition and accept it as such.
THE PARTIES FURTHER AGREE THAT NO REAL ESTATE BROKER, NOR AGENT HAS MADE ANY REPRESENTATION AS TO THE NATURE OR CONDITION OF THE PROPERTY HEREIN SOLD, OR ANY PART THEREOF, INCLUDING ANY INFORMATION IN PAST SELLER PROPERTY DISCLOSURE STATEMENT(S) FROM PRIOR SALE(S) OF THE PROPERTY. NOR DO SUCH BROKERS, OR AGENTS, EXPRESSLY OR IMPLIED, WARRANT THE PROPERTY, IT'S SIZE, CONSTRUCTION, CONDITION OR MATERIALS USED, NOR ANY OF THE FIXTURES, APPURTENANCES OR AMENITIES.

24. EARNEST MONEY: Purchaser(s) shall pay to Listing Broker earnest money in amount of $ 10,000.00 check/cash. The earnest money shall be deposited in the Listing Broker's escrow account within 3 days of Binding Real Estate Purchase Contract acceptance date. If Purchaser(s) writes a check for earnest money and the same is deposited into Listing Broker's Escrow account, Listing Broker shall not be required to return the earnest money until the check has cleared the account on which the check was written. In the event any earnest money check is dishonored by the bank upon which it is drawn, Listing Broker's shall promptly give notice of the same to Purchaser(s) and Seller(s). Purchaser(s) shall have 3 business days after receiving notice to deliver good funds to Listing Broker. In the event the Purchaser(s) does not timely deliver good funds, this Real Estate Purchase Contract shall immediately be void at the option of the Seller(s). In the event a mortgage loan described in Paragraph 2 cannot be obtained, or the title of the Seller(s) is not marketable or any other Contingency herein is not removed or satisfied, Seller(s) and Purchaser(s) agree to sign a release and void contract and the deposit receipted hereunder shall be returned to the Purchaser(s). If the Purchaser(s) defaults in any of the Purchaser(s)'s obligations hereunder, all sums paid may be retained by Seller(s) and Broker in accordance with specific performance of this Real Estate Purchase Contract, as earned consideration for this Real Estate Purchase Contract, without affecting any of Seller(s) further remedies. Either party may demand specific performance of this Real Estate Purchase Contract. **The Seller(s) and Purchaser(s) acknowledge that this contract is the Real Estate Purchase Contract in writing for withdrawal of contract deposits required by KRS 324.111 (4) & (6)**. None of the contract deposits shall be withdrawn until the contract has been terminated by performance, by agreement in writing between all parties, or by order of a court of competent jurisdiction, except as permitted in the following section. Upon being notified that one (1) or more parties to a contract intends not to perform, the broker may initiate the Release Process. The Release Process shall require the broker to notify all parties at their last known address by certified mail that the contract deposit shall be distributed to the parties specified in the letter unless all parties enter into a written mutual release, or unless one (1) or more of the parties initiate litigation within sixty (60) days of the mailing date of the certified letter. If neither Purchaser(s) nor Seller(s) initiates litigation or enters into a written release within sixty (60) days of the mailing date of the certified letter, the broker may release the deposit to the party identified in the certified letter without penalty under KRS 324.111 and without civil liability in the courts of the Commonwealth of Kentucky. The Seller(s) and Purchaser(s) agree that they will be responsible for all out of pocket expenses and reasonable attorney fees incurred by the Selling Brokerage Firm, Listing Brokerage Firm, and their agents, brokers, and/or employees due to any dispute over the Earnest Money Deposit. Seller(s) and Purchaser(s) further agree to indemnify and hold harmless the Escrow Agent, its agents and/or employees, from any claim, liability, loss or damage Broker may suffer or incur as a result of claims, demands, costs, or judgment, including reasonable attorney's fees, arising from Broker holding the deposit as Escrow Agent.

25. WIRE FRAUD ADVISORY: All parties to real estate and/or financial transactions are targets for wire fraud, email hacking and phishing attacks. If any portion of the Purchase Price, as defined in Section 1 of this Agreement, is to be paid pursuant to a wire transfer, then Purchaser and Seller shall use their best efforts to cause any such wire transfer instructions to be sent in a secure manner. Purchaser and Seller hereby expressly agree to verbally confirm wire transfer instructions by contacting the individual or entity retained to close the transaction contemplated herein (the "Closing Agent") after verbally confirming the contact information and identity of said Closing Agent by contacting the Lender, if applicable. The parties expressly agree that they shall not initiate any wire transfer pursuant to instructions obtained via e-mail communication from Seller, Selling Agent, Listing Agent, Closing Agent, lender or any attorney retained to represent any party to this transaction without taking appropriate precautions. Purchaser and Seller agree to hold Listing Agent, Selling Agent, REALTOR® Association of Southern KY, Inc. and REIS or any affiliate or representative thereof harmless from and against any and all loss and damages arising from the transfer of all or any portion of the Purchase Price to

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the incorrect bank account for any reason, except for such losses that arise from the gross negligence or intentional misconduct of any of the aforesaid parties.

26. SIGNIFICANCE OF OFFER AND ACCEPTANCE BY PARTIES: We understand that the offer made by the Purchaser(s) and the acceptance of the Seller(s) and the signatures of both parties shall constitute a Legally Binding Contract and all parties agree to perform the terms and conditions thereof. If Purchaser(s) fails to perform the terms of this Real Estate Purchase Contract within the same time set forth herein, Seller(s) shall be entitled to all remedies available in law or in equity for Purchaser(s) breach hereof. The Earnest Money set forth in Paragraph 24 shall not be considered liquidated damages, but rather, shall be applied to reduce the damages sustained by Seller(s). If Seller(s) fails to perform any of the terms of this Real Estate Purchase Contract, all Earnest Money or other deposits made by Purchaser(s) shall be returned to Purchaser(s) in accordance with Paragraph 24 or the Purchaser(s) may bring suit against Seller(s) for damages resulting from the breach of contract for specific performance. Purchaser(s) remedies are cumulative and not exclusive of one another, and all other remedies shall be available in either law or equity to Purchaser(s) for Seller(s) breach hereof. If any litigation is instituted with respect to enforcement of the terms of this contract, the prevailing party shall be entitled to recover all costs incurred, including but not limited to, reasonable attorney's fees and court costs. The Seller(s) and Purchaser(s) acknowledge that Broker is holding the deposit as Escrow Agent.

27. DISPUTE RESOLUTION: **If any disputes arise out of this Real Estate Purchase Contract, Purchaser(s) and Seller(s) agree to resolve these disputes through Mediation. If the Mediation is unsuccessful, then the parties agree to resolve their dispute through Arbitration or Kentucky Circuit Courts. Any disputes involving an amount under $2,500 will be resolved through Small Claims Court. In the event there is a dispute Purchaser(s) and Seller(s) agree to be responsible for all out of pocket expenses and reasonable attorney fees incurred by the Selling Brokerage Firm, Listing Brokerage Firm, and their agents, brokers and/or employees.**

28. ACCEPTANCE: This offer shall remain open for acceptance by the Seller(s), by their signatures affixed thereto, at or prior to

5.00 ☐ a.m. ☒ p.m. on the 8th day of November, 2023. If accepted within such time, this Real Estate Purchase Contract shall be in full force and effect. The Purchaser(s) and Seller(s) Agree that this Real Estate Purchase Contract must be clearly legible in its entirety and include hand written or legal digital signatures to be valid.

29. ACCEPTANCE DATE: The Real Estate Purchase Contract acceptance date is the date upon which all parties sign and accept the Real Estate Purchase Contract.

TIME IS OF THE ESSENCE IN THIS CONTRACT. FAILURE TO PERFORM BY THE TIME SPECIFIED COULD BE A MATERIAL BREACH OF THIS PURCHASE CONTRACT.

RECEIPT of a copy of the contract is hereby acknowledged with signatures below:

Signed at ______________ m. this ________ day of ______________________, 20 __________.

Arrived Holdings Inc, and or assings
Purchaser(s) Full Legal Name (Type or Print)

Purchaser(s) Full Legal Name (Signature)

Purchaser(s) Current Address

Purchaser(s) Full Legal Name (Signature)

City/State/Zip

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Purchaser/Date/Time

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Seller/Date/Time

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Purchaser/Date/Time

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Seller/Date/Time

TRANSACTIONS TransactionDesk Edition

I (We) hereby (please check) ☑ accept / ☐ reject / ☐ counter the above offer to purchase at 4 p m.
this 7 day of Nov, 20 23.

Seller(s) Full Legal Name (Type or Print) ____________________

Seller(s) Full Legal Name (Signature) ____________________

Seller(s) Address ____________________

Seller(s) Full Legal Name (Signature) ____________________

City/State/Zip ____________________

RECEIPT OF DEPOSIT: I do hereby acknowledge receipt of deposit of $ __________ in cash/check, referred to in Paragraph 1 above.

Received by Selling Agent: ______________________________
Signature/Date/Time

Received by Listing Agent: ______________________________
Signature/Date/Time

THIS PROPERTY IS OFFERED FOR SALE WITHOUT REGARD TO RACE, COLOR, RELIGION, GENDER, DISABILITY, FAMILIAL STATUS, NATIONAL ORIGIN OR ANY OTHER PROTECTED CLASS IN ACCORDANCE WITH APPLICABLE STATE AND FEDERAL LAW. REALTORS® shall not deny equal professional services to any person for reasons of race, color, religion, sex, handicap, familial status, national origin, sexual orientation, or gender identity.

IF YOU DESIRE LEGAL ADVICE, CONSULT YOUR ATTORNEY.

Form Revised 11/18
Approved by Legal Counsel

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Purchaser/Date/Time

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Seller/Date/Time

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Purchaser/Date/Time

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Seller/Date/Time